Exhibit 99.1

CONSENT OF MAXIM GROUP LLC

January 2, 2019

BioTime, Inc.

1010 Atlantic Avenue

Suite 102

Alameda, California 94501

Attention: Special Committee of the Board of Directors of BioTime, Inc. (“BioTime”)

Ladies and Gentlemen:

Reference is made to our opinion letter (“opinion”), dated November 7, 2018, to the Special Committee of the Board of Directors of BioTime (the “Special Committee”). We understand that BioTime has determined to include our opinion in the joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement on Form S-4 of BioTime (the “Registration Statement”).

Our opinion was prepared exclusively for the use of the Special Committee in its deliberation of the transaction contemplated therein and may not be used for any other purpose, including the Joint Proxy Statement/Prospectus, without our prior written consent, except unless required to be produced to a valid legal or regulatory request. In that regard, we hereby consent to the reference to our opinion in the Joint Proxy Statement/Prospectus included in the Registration Statement filed with the Securities and Exchange Commission as of the date hereof and to the inclusion of our opinion as an Annex to the Joint Proxy Statement/Prospectus included in the Registration Statement. Notwithstanding the foregoing, it is understood that this consent is being delivered solely in connection with the filing of the above-mentioned Registration Statement as of the date hereof and that our opinion is not to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

By:	/s/ Clifford A. Teller
Clifford A. Teller
Executive Managing Director,
Head of Investment Banking